SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): July 30, 1999

                       CEREUS TECHNOLOGY PARTNERS, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


               Delaware                 33-82468         13-3773537
     ----------------------------     ------------     --------------
     (State or other jurisdiction     (Commission      (IRS Employer
           of incorporation)          File Number)     Identification
                                                           Number)

      1000 Abernathy Road, Suite 1000
      Atlanta, Georgia                                      30328
  ----------------------------------------               -----------
  (Address of principal executive offices)                (zip code)


Registrant's telephone number, including area code: (770) 668-0900
                                                    --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.     OTHER EVENTS.

      The purpose of this Form 8-K is to set forth an updated description of the business of Cereus Technology Partners, Inc. (the "Company" or "Cereus"), which was named AIM Group, Inc. prior to December 1, 1999, that reflects the change in the Company's business that resulted from acquisitions effected by it in July and November 1999.

                                  BACKGROUND

      The Company has been engaged since July 1999 in providing business software application services in the Internet segment of the information technology ("IT") industry. The Company has initially focused on the acquisition of three organizations that provide services that are designed to allow small to medium-sized companies with annual sales in the $50 million to $500 million range to outsource much of their business software needs and IT requirements via Internet connectivity.

      On July 30, 1999, the Company acquired The Reddy Group, Inc. and its wholly-owned subsidiary, Cereus Bandwidth LLC (collectively, "Cereus Bandwidth"), an Atlanta-based Internet Service Provider ("ISP") which has developed and currently markets a variety of Internet, Intranet and e-commerce services. The Company also has acquired two software sales and services companies. On July 30, 1999, the Company acquired Enterprise Solutions Group, Inc. ("ESG"), a West Palm Beach based business software applications consulting firm, and on November 15, 1999, the Company acquired Client Server Solutions, Inc. ("CSS"), an Atlanta based business software sales and services company. ESG and CSS are focused on enterprise resource planning ("ERP") applications that consist of integrated financial, administrative, payroll and human resource, manufacturing, distribution, point-of-sale and inventory management software. Those applications are supported by software that includes management information systems (" MIS") and data base management of sales and marketing information.

      The Company plans to focus its near-term efforts on the integration of Cereus Bandwidth, ESG and CSS and the expansion of the Company's development and marketing of IT solutions to small and medium sized companies, with particular emphasis on ERP software, application service provisioning ("ASP"), IT strategy, Internet application and development services, business-to-business e-commerce and training. The Company also plans in the future to acquire other businesses engaged in activities related to Internet-related business software solutions.

      The Company has been engaged since its incorporation in 1994 in the development of specialized minerals and the operation of specialty materials


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

projects. The Company operates a surface modification facility in Arkansas for industrial minerals used as fillers and is endeavoring to develop a cement additive application for a silica/kaolinite rock mined on property leased by the Company in Arizona. The Company was incorporated under Delaware law on March 24, 1994 for the purpose of acquiring, through a merger consummated on March 31, 1995, all of the outstanding shares of capital stock of (i) HeatShield Technologies, Inc. ("HTI"), a corporation formed in May 1991 for research and development to exploit industrial minerals applications and markets, and its wholly-owned subsidiaries United Minerals Corporation (Arkansas) ("UMC-Arkansas"), which was formed in March 1993 to construct a surface modification plant in Malvern, Arkansas that commenced operations in April 1994, and United Minerals Corporation (Arizona) ("UMC-Arizona"), which was formed in March 1992 to engage in the surface mining and processing of Klannerite(R) at the Viva Luz Mine in Mojave County, northern Arizona; and
(ii) Advanced Industrial Minerals, Inc. ("AIM"), a corporation formed in July 1981 that owned the mineral rights to the Viva Luz Mine. Although the Company continues to be engaged in the industrial minerals and specialty materials business and the operation of its industrial filler surface modification plan, the Company plans to sell such business during the year ended December 31, 2000 and to become solely engaged in the development and marketing of ASP solutions and other IT services.


               INTERNET AND BUSINESS SOLUTIONS SOFTWARE BUSINESS

      As stated above, the Company has since July 1999 been engaged in, and plans in the future to become solely engaged in, the development and marketing of ASP solutions and other IT business application software and consulting services to small and medium-sized companies with $50 million to $500 million in annual sales via Internet connectivity. The businesses of Cereus Bandwidth and ESG, which the Company acquired on July 30, 1999, and the business of CSS, which the Company acquired on November 15, 1999 are described below.

CEREUS BANDWIDTH

      Cereus Bandwidth, which is based in Atlanta, Georgia and commenced operations in 1996, has been primarily engaged in providing ISP and related Internet consulting services to small and medium-sized businesses. Cereus Bandwidth also has marketed its Internet access services to the "small building," combined office and hotel and conference room markets. Prior to the Company's acquisition of Cereus Bandwidth on July 30, 1999, Cereus Bandwidth's revenues and number of customers amounted to approximately $44,000 with


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

approximately 250 customers in 1997, approximately $337,000 with approximately 500 customers in 1998, and approximately $290,000 with approximately 300 customers in the six months ended June 30, 1999. Cereus Bandwidth's net earnings (loss) amounted to approximately $(1,500) in 1996, $(11,000) in 1997, $33,600 in 1998, and $1,600 in the six months ended June 30, 1999. During 1998, approximately 60% of Cereus Bandwidth's revenues were attributable to the sale of its ISP services, and the balance was attributable to the sales of other Internet-related consulting services. ISP revenues are primarily derived from monthly subscription fees charged to customers for services rendered. As of September 30, 1999, Cereus Bandwidth had a total of 200 subscribers to its ISP and Internet-related services. During 1998, no customer accounted for as much as 20% of Cereus Bandwidth's revenues. Agreements entered into by Cereus Bandwidth with its subscribers are terminable by the subscriber.

      Cereus Bandwidth has been an international consulting company focusing on business process integration, database development, network design and implementation as well as secure Internet integration. While many organizations focus on the highly visible components of the Internet, Cereus Bandwidth has built its expertise on 'back-engine' applications. Today many small to medium-sized business enterprises are struggling with the proper use and application of the Internet and its many facets. Cereus Bandwidth has a Internet, engineering and project management expertise that enables it to offer critical development and support services to meet specific business needs. The Company plans to further expand Cereus Bandwidth's capabilities to provide access to packaged software services and products that will be offered by the Company. Cereus Bandwidth has the ability to provide managed application services that include high speed redundant Internet based access that allows small to medium-sized businesses to focus on their core competency. Cereus Bandwidth provides such businesses financial and human resource management expertise with the continuing emergence of business utilization of the Internet and its specific functional and targeting capabilities.

      Cereus Bandwidth's target market has been small to medium-sized organizations. Typical users of Internet services from Cereus will reflect a broad range of Internet experience. There are those organizations who now find it necessary to use the Internet for the first time and others that have begun Internet activities, but have found them to be too technically demanding. A growing market of clients are those that have developed their Internet success to the point their current provider does not have the expertise and business background to counsel them on making a significant jump to a much broader application.


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

      Cereus Bandwidth provides the opportunity to house client web sites on Cereus Bandwidth's Web servers ("Web Hosting") and targets the web development community with this and other high-end Web services. The ability to provide audio, video, database, chat, E-Commerce and other Web services would be a function of the web server. These server programs tend to be very expensive for many individual Web developers or clients to afford and manage. Service and maintenance for this service is based on a seven days a week, twenty-four hours a day basis.

      Cereus Bandwidth presently provides dedicated access in the traditional method of distributing Internet access. It consists of providing a single leased line to a single client. Although this market has become competitive, management believes there still remains significant potential when targeting certain markets. Typically the small to medium- sized businesses do not receive the marketing attention of the larger multi-national corporations.

ESG

      ESG, which is based in West Palm Beach, Florida, was formed in February 1996 and is primarily engaged in the marketing and sale of accounting and human resource software products (accounting for approximately 52% of ESG's revenues in 1998), as well as the providing of consulting services relating to the application of those products (accounting for approximately 48% of ESG's revenues in 1998), to small and medium-sized businesses in the southeastern U.S. and Caribbean markets. Prior to the Company's acquisition of ESG on July 30, 1999, ESG's revenues and number of customers amounted to approximately $247,000 and four customers in 1996, $603,000 and 12 customers in 1997, $1,305,000 and 30 customers in 1998, and $1,033,000 and 18 customers in the six months ended June 30, 1999. ESG's net earnings amounted to approximately $20,000 in 1996, $55,000 in 1997, $125,000 in 1998 and $255,000 in the six
months ended June 30, 1999. During 1998, no single customer accounted for as much as 10% of total revenues. ESG's revenues are primarily derived from commissions paid by the publishers of the software products it markets, as well as fees paid by its customers for its consulting services. Of ESG's 1998 revenues, approximately 92% was attributable to customers located in the southeastern U.S. and the balance of approximately 8% was attributable to customers located in the Caribbean. ESG is dependent upon its agreements with four software publishers whose products it sells, and such agreements are terminable by such software publishers upon 30 days prior notice. No single software publisher accounted for as much as 10% of ESG's sales during 1998.

      ESG is a certified "value added reseller" (VAR) with a number of prominent software houses, and has experienced a gradual and consistent growth


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in providing  accounting  software  solutions with  consulting  implementation
services.   Its  clients   include   health  care,   manufacturing,   service,
international and charitable organizations.

      ESG has been primarily engaged in the offering of accounting and human resource software solutions to small and medium sized companies. Previously, custom programming generally went hand and hand with mainframe computers that most businesses could not afford, or would install on a limited scaled down mainframe version. This business decision often produced a very weak accounting system that was a poor substitute for a financial management system. Programming was most likely outsourced. Many applications were poorly written inviting enhancements that were another costly add-on in this environment. The high powered, on-line PC and related modular software has become an acceptable substitute for customized mainframe computing. In many cases, it is as powerful as the mainframe, but provides greater flexibility. Its time sharing aspect can be facilitated through networking servers that gave rise to multiple hardware and software applications that are natural for accounting systems. Report writers are now available for management purposes to managers who can now operate a PC from their offices, and inquire as to all facets of the business they are managing.

CSS

      CSS, which was formed in 1996 and has offices in Atlanta, Georgia and Miami and Tampa, Florida, has been engaged in the providing of computer consulting services to small and medium sized businesses in the eastern U.S. and to a much lesser extent in certain foreign markets. It (i) develops customized financial, administrative, payroll and human resources, manufacturing, distribution, point-of-sale and inventory management software and provides related data base management and other computer consulting services; and (ii) resells as a VAR packaged accounting and project management software products. Prior to the Company's acquisition of CSS on November 15, 1999, CSS' sales and number of customers amounted to approximately $1,174,000 and 15 customers in 1996, $3,126,000 and 30 customers in 1997, $4,921,000 and
45 customers in 1998, and $3,216,000 and 50 customers in the nine months ended September 30, 1999. Net earnings (loss) amounted to approximately $328,000 in 1996, $492,000 in 1997, $575,000 in 1998 and $(644,000) in the nine months ended September 30, 1999.

      CSS' revenues has been derived primarily from (i) agreements entered into with customers that purchase its computer consulting services (accounting for approximately 84% of revenues in 1998) and (ii) mark-ups earned in connection with its VAR activities (accounting for approximately 16% of revenues in 1998). No single customer accounted for as much as 20% of CSS'


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revenues in 1998. Of CSS' revenues in 1998, approximately 85% was attributable to sales in the U.S. and approximately 15% were attributable to foreign countries including Germany, Canada and Australia. CSS' most significant sources of packaged software products in 1998 were Epicor Software Corporation (formerly Platinum Software Corporation) and Microsoft Corporation, which accounted for 90% and 10%, respectively, of CSS' VAR revenues in 1998. The Company is dependent upon its agreements with approximately five sources of packaged software products, which agreements may be terminated by such sources upon 30 days prior notice.

      CSS specializes in the resale of Epicor (formerly Platinum) financial management software products, development services and leading edge electronic commerce. CSS provides clients with options for software implementation, consulting and development services including system selection and screening, application development, project management and professional services, business analysis and development of system requirements, and Web based application development. Included in CSS' staffing are specialists recruited as consultants with the knowledge base to solve growing business requirements.

      CSS has established expertise in ERP software implementations with such application partners as Epicor's Platinum SQL Accounting, Advanced Distribution and Manufacturing systems, Proamics' Project Tracking and other integrated partners.

      CSS emphasizes the furnishing of consulting services to and servicing of small to medium sized organizations as well as reselling packaged accounting and project management software solutions. CSS is currently represented with offices and home-based consultants in major cities across the nation including Atlanta, Dallas, Hartford, Raleigh, Fort Lauderdale, Tampa and Miami. While the primary focus of CSS will be in the eastern United States, specialty software applications such as food distribution management software applications are planned to be national in scope.

      CSS has developed a comprehensive aggregation of financial, project management and business application software to support business operations in multiple industries. The market segment primarily targeted by CSS represents companies with sales in the range of $50 million to $500 million. Products and services offered by CSS include ERP solutions, development services, secure business applications, customized business applications and E-Commerce software.

      ERP SOLUTIONS.  The  implementation  of an ERP system involves a complex


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agenda,  from selection and system design,  to  installation,  maintenance and upgrade. The scope of ERP implementation encompasses the client's entire work cycle, from prospect and customer management through order fulfillment and delivery. CSS specializes in financial management, distribution production, quality control, asset management, human resources management, sales force and marketing automation, and E-Commerce. Through VAR relationships with Epicor Software Corporation (formerly Platinum Software Corporation), Clientele, Proamics Corporation, and InterWorld, CSS provides a full range of ERP solutions. Using Business Process Re-engineering ("BPR"), CSS analyzes a company's current business operations. Applying best practices available, along with industry expertise, enhancements are defined that are intended to strategically position the customer to implement these ERP systems.

      DEVELOPMENT SERVICES. CSS offers development services ranging from early stage project management to detailed customized implementation. CSS's developers customize applications to fit current and future needs. A comprehensive picture is built describing the client's business processes.
This system guides the developers to construct and maintain efficient, productive and user friendly solutions.

      SECURE BUSINESS APPLICATIONS. CSS uses browser independent technology to implement secure business applications for corporate Intranets and Internet commerce. Using server-side application development technologies, CSS offers high performance web based database applications, while maintaining all of the benefits of the client server architecture.

      CUSTOMIZED BUSINESS APPLICATIONS. CSS' goal is to design customized business applications to satisfy its clients' changing demands. CSS provides customized implementation E-Commerce solutions, custom programming, product interfaces and workflow management through Intranet services or Intranet development.

      E-COMMERCE SOFTWARE. E-commerce is the process of two or more companies making business transactions via computer and some type of network. This includes business-to-business, business-to-consumers, business-to-government and the digitalization of the financial industry. Despite the broad scope that defines E-Commerce, on-line retailing is the focus of this process. This form of E-Commerce utilizes the Web as a tool to sell goods, services and information to consumers. CSS, in conjunction with Cereus Bandwidth, offers the implementation and customization of the software to meet the changing demands of companies across a broad spectrum of industries worldwide. CSS and Cereus Bandwidth, in collaboration with InterWorld Corporation, a leading provider of enterprise-class Internet commerce software, provide Internet


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commerce solutions to their customers.  Utilizing  E-Commerce,  a company will connect to a vast network of small businesses, government agencies, large corporations and independent contractors with the ability to communicate seamlessly across any computer platform, internally integrating a company's functions with electronic ordering that transmits information automatically not only to production, but also to billing, shipping inventory systems and then storing this essential data for instantaneous retrieval and electronic transmission.

      CSS' services and expertise in the product installation area include product interfaces to Legacy Systems and project management and professional services. CSS' services in the area include assistance in software evaluation and requests for proposal, end user, management/outsourcing information technology departments, network & database administration, data conversions, custom programming, custom development in visual basic and Web based application development.

CONSOLIDATION OF ACQUIRED COMPANIES AND BUSINESS STRATEGY

      The Company's business strategy is to provide IT solutions to small and medium-sized companies with annual sales in the $50 million to $500 million range, serving as a single-source, Web application service provider with expertise in ERP software development, ASP, IT strategy, Internet application and development services, business-to-business e-commerce and training.

      The Company currently is focusing its efforts in its IT solutions business on the integration of its recently acquired companies. The Company's near term goals are to (i) ensure that all services and programs of the three acquired companies continue on a scheduled course so that the newly organized AIM organization meets its contractual obligations and secures its current customer base and (ii) integrate the three technology organizations in order to ensure maximum productivity and utilization. This strategy is designed to pull together all business application software, Internet related activities as well as marketing and sales personnel to capitalize on the market strengths of each individual organization.

      The Company intends to focus its marketing and sales resources on the consolidation and expansion of its market presence in the southeastern United States, with specific emphasis on Alabama, Georgia, Florida and North
Carolina. Once the southeastern U.S. is considered a maximized serviced market, expansion into other geographic markets will be the focus, such as the mid-Atlantic and northeastern business metropolitan areas. In addition to geographic focus, the Company intends to further develop vertical market expertise in retail, food distribution and healthcare. The Company is one of


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the leading ASPs in the southeastern  United States, with clients that include
Airtran Airways, Citrix Systems, DHL, GE Capital, Home Shopping Network, Intermedia Communications, Paxson Communications, Rolex and Trane Corporation.

      The Company believes it is well positioned to participate in the expanding business of providing ASP services, which make it possible for clients to access and use leading software packages without all of the costs of owning and managing the IT infrastructure that would otherwise be required. American business is undergoing a major change in how corporate software is purchased and used. Customers now desire the latest software applications to gain a competitive edge, but do not have the technical and financial resources to support such complex expansion. Many companies, particularly in the mid-market range, seek service organizations that will provide a transition path, both economically and structurally, to achieve these goals. These customers now find the ASP business solutions very acceptable due to three converging facts: (i) the mass adoption of the Internet as a viable and secure information transmission medium, (ii) increased server processing power and
(iii) easier access to complex application server software. Today, high quality software is available via real-time access from centrally hosted data centers where rentable software is accessed over high-speed networks for the Internet. As opposed to the old practice in which corporate software was purchased and managed internally, the new ASP environment permits the outsourcing via the Internet of corporate software that is leased. The Company believes that customers using ASP services may experience increased efficiencies as well as significant cost savings due to the reduction of internal IT staffing, computer hardware capital expenditure and network connections as well as the ability to lease only those modules that are applicable to the customer's business operations.

      The Company emphasizes customer training in connection with its marketing of IT Services. The Company's current customer training curriculum, which focuses primarily on business software applications, also educates clientele on the opportunities available utilizing Internet-related technology as well as new Internet applications available to support their software and general business practices.

      The Company has introduced an application service provider program consisting of a wide range of business applications software and Internet solutions. Under the program, companies will be able to lease both business software applications as well as Internet capabilities. The Company's plan is to create a total solution which allows customers to rent or lease application services.


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      The Company currently operates a National Data Center ("NDC") located in
Atlanta, Georgia. This facility supports the ongoing services for its business applications and Internet business units. The NDC is operational 7 days a week, 24 hours a day and has the ability to host database structures of all sizes as well as provide redundancy for those organizations seeking secure data backup. The Company has high-speed communications capabilities in place for its customers.

      In order for the Company to be able to furnish a broad range of services and products to its customers, it has initiated new alliance partnerships with major business application software publishers. Lawson Software recently selected the Company to represent its product lines in the southeast as well as selected U.S. cities. Acuity Financial Software, a business application software of the Sage Group, provides to the Company an additional enhancement of financial and project management software that addresses specific needs of current and future customers. The Company also has entered into a marketing alliance with Firstware Technologies, Inc., pursuant to which the Company markets that company's web-based relationship management applications and hosting, consulting and integration services.

      In addition to the above business application software alliances, the Company plans to continue to build upon alliance relationships previously established by the companies that the Company recently acquired. Included in this group is IBM Corporation ("IBM"), for whom the Company remarkets IBM's full inventory of hardware and software services and by whom Cereus was selected to be an IBM testing partner. The role of Cereus Bandwidth has been to test new IBM products for functional viability and usage by the to-be-targeted end-user group. In addition, Cereus Bandwidth was designated as a Microsoft Solution Provider, a status achieved through a strict process of technical testing and resource staffing. It is the goal of the Company to expand these alliance relationships as well as create new business partnerships to enhance its service and product capabilities.

COMPETITION

      The Internet-related and IT services market is very competitive and the number of competitors is rapidly increasing. The substantial growth and potential market size of the Internet market have attracted many start-ups as well as extensions of existing businesses from different industries. In the market for Internet-enabled application software and network solutions, the Company competes on the basis of performance, price, software functionality and overall network design. Potential competitors include certain of the "big five" accounting firms and previously affiliated consulting firms, systems


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consulting and  implementation  firms,  service  groups of computer  equipment companies, facilities management companies, general management consulting firms and programming companies.

      The Company believes that the breadth of its services and capabilities and focus on small to medium-sized business customers results in its possessing a favorable competitive position. For example, the Company is able to perform the complete set of services required for enabling e-business, which includes strategic management and IT consulting, enterprise applications, enterprise and network integration, application hosting and custom business solutions.


             INDUSTRIAL MINERALS AND SPECIALTY MATERIALS BUSINESS

                  SURFACE MODIFICATION OF INDUSTRIAL FILLERS

GENERAL

      The Company's surface modification plant, which commenced operations in April 1994, is in Malvern, Arkansas. The plant processes mineral fillers used by the plastics and elastomer industries. The process is surface modification with silane, resulting in improved mechanical, electrical and physical properties of the end products. Typical fillers treated include clay, mica, alumina trihydrate, wollastonite, magnesium hydroxide and microspheres. The
plant's   surface    modification    treatments   are   marketed   under   the
Uni-Kote(R)label.

      The Company serves the filler surface modification needs of a customer either by (i) acquiring the appropriate industrial filler itself, modifying the surface of the filler as called for and then delivering the resulting finished product to the customer; or (ii) acting as a "toll" processor, in which case the customer delivers the industrial filler to be surface modified to the Company. Delivering or "tolling" industrial fillers for surface modification is an attractive alternative for many companies, as the technology is complicated and requires the use of chemicals that involve environmental and health risks. In addition, many users need small quantities of surface modified fillers that do not warrant the construction and operation of a facility for that purpose.

      The gross profit margin for the Company's toll processor surface modification business is approximately 80%, as compared to approximately 25%


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

for the finished product surface modification business. The toll processor business is more profitable because there is a lower cost of sales due to (i) no cost of minerals, (ii) the silane is purchased by the customer in many cases and (iii) there is no cost of packaging in many cases. The percentage of the Company's total sales represented by toll processor operations (as opposed to finished product sales) amounted to 2% in 1997, 4% in 1998 and 2% in the nine months ended September 30, 1999.

      Composites containing surface modified fillers are used in the electronics, transportation, construction materials and appliance industries. Surface modified fillers can decrease the amount of resin used in a composite, providing cost savings, improved performance and enhanced safety for the end user.

PLANT CAPACITY

      The Malvern surface modification facility has an estimated capacity of treating approximately 7,200 tons of customer filler per year on a two-shift, five day per week basis. During 1997, 1998 and the first nine months of 1999, the Company operated on a one-shift per day basis and treated approximately 1,900, 1,600 tons and 1,400, respectively, of customer fillers. The Company attributes the decline to the reduction in orders by a major customer. The plant currently has two mixing and packaging lines.

CUSTOMERS

      Approximately 87% of the Company's sales of surface modified fillers in 1998 and the first nine months of 1999 were surface modified alumina trihydrate. Other minerals modified by the Company include magnesium hydroxide, microspheres, talc and nepheline syenite. During 1996, 1997, 1998 and the first nine months of 1999, a subsidiary of Laport P.L.C. ("Laport"), a British plastics compounder and the Company's major customer, accounted for approximately 83%, 67%, 61% and 60%, respectively, of the Company's sales revenues. The loss of that customer, to whom the Company sells finished products and does not act as a toll processor, would have a materially adverse effect on the Company. The Company has no long-term contractual arrangement with that customer and no assurance can be given as to the amount of future sales that may be made by the Company to that customer.

      Pursuant to a contract dated March 25, 1997, and amended on September 13, 1997, with a subsidiary of Martin Marietta Materials, Inc. ("Martin Marietta"), the Company serves as the northern United States distributor of magnesium hydroxide produced by Martin Marietta. The Company serves as Martin

Marietta's exclusive U.S. agent to surface treat the flame retardant and smoke suppression products with silane at the Company's surface modification facility.

MARKETING AND DISTRIBUTION

      The Company sells its surface modified fillers through sales representatives and Company employees. The Company advertises occasionally in trade journals and magazines. In addition, the Company will from time to time exhibit its products at industry conferences and trade shows. The Company is dependent upon its customers' inclusion of the Company's products in the customers' typical plastics and rubber formulations in order to obtain sales. Due to its limited financial resources, the Company has not been able to increase its research and development spending to facilitate customer use of its products. To date, the Company has provided over 1,000 samples of its products to over 200 companies. Management believes that due to the long sales cycle which sometimes can extend over 3-4 years, many of its earlier efforts to obtain sales are still pending.

RAW MATERIALS

      Minerals purchased and used by the Company as industrial fillers in its surface modification business include alumina trihydrate and magnesium hydroxide, which are excellent flame retardants; wollastonite, which is used in electrical reinforcement, car bumpers and automobile assemblies; nepheline syenite, which is a strengthening agent for plastic; microspheres or glass bubbles, which are used for light weight high performance applications in aerospace; and clay and mica, which are used for filler applications in plastics and rubbers.

      Of the over 300 primary kinds of silanes that exist, the Company purchases and uses approximately 20 of them as coupling agents that are added to the filler in the surface modification process. The Company purchases the silanes used by it in its surface modification operations from several sources and believes that readily available alternative sources are available.

COMPETITION

      The Company's surface modification products are sold in highly competitive markets which are influenced by price, profit performance, customer location, service and general economic conditions. The Company competes with other mineral suppliers and toll processors in the filler surface modification industry. Many of such companies are substantially larger and more diversified that the Company. The Company estimates that during 1998, a total of approximately 100,000 tons of surface modified magnesium hydroxide, alumnia trihydrate, wollastonite, calcined kaolin, silica, mica, feldspar, talc, calcium carbonate and microspheres were produced in the United States. Of that amount, the Company estimates that its shipments of approximately 1,600 tons of such surface modified minerals constituted approximately 2% of the U.S. production. The Company's products tend to apply to the higher value end of the potential market. As such, the volumes tend to decrease as opposed to the commodity type treated minerals such as silica, talc and calcium carbonates.

      The Company's relatively small size constitutes a competitive advantage in certain respects. Many of the Company's competing producers of surface modified fillers are large and vertically integrated and generally do not engage in the production of small amounts of surface modified fillers that are custom tailored to the customer's needs. The processing of such small orders serves as a potentially significant source of the Company's toll processing business. Furthermore, manufacturers of proprietary high performance composites often prefer not to have a potential competitor surface modifying its materials.

      The silane surface modified fillers produced by the Company are used in the low volume, high performance end of the plastic reinforced composite business, as opposed to the lower value, low performance end of the business.

BUSINESS STRATEGY AND OPPORTUNITIES

      The Company's goals in the filler surface  modification  business are to
(i) diversify its customer base by developing additional market applications such as filled resin systems and further development of surface modification technology of additional filler materials; (ii) expand production by serving such market applications for new customers; and (iii) secure upstream sources of raw materials by consummating supply and distribution agreements with such new customers, such as the agreements entered into during 1997 with Martin Marietta. On March 4, 1999 the Company received approval for certification of Registration to ANSI/ISO/ASQ Q9002-1994 ("ISO-9002 Certification") by American Certification Corporation. This certification is a rating to the industry that United Minerals Corporation - Arkansas, a wholly-owned subsidiary of the Company, conforms with the production of consistent high quality, value-added ISO-9002 silane surface modified fillers and toll processing of custom products. Management believes this ISO-9002 Certification will add customer value and create a potential benefit by increased sales revenues.

      During 1998, the Company was successful in developing a new treated line of clay products for wire and cable plastic compounding applications. Current marketing efforts are underway to further develop this potential new business. The Company has received a written report by an independent laboratory that this new clay product meets or exceeds standards set in the industry by other existing products presently selling in the marketplace.


                   PROCESSING AND MARKETING OF KLANNERITE(R)

      The Viva Luz Mine in Mojave County, northern Arizona. New Mexico & Arizona Land Company ("NMAL"), the owner of the approximately 80 acre track on which the Viva Luz Mine is located, originally leased the property for mining purposes on March 1, 1984, (the "Lease") and the Lease was assigned to HTI and certain affiliates on October 8, 1991 and conveyed to UMC (Arizona) during 1998. The Mining Lease, which expires in March 2004, is subject to a further term in perpetuity provided the property is in operation and is generating minimum royalties. The Lease permits the exploration of the property and removal of the mineral over the remaining term and calls for the payment of a production royalty of 5% of the total consideration obtained for the mineral less transportation costs, subject to a minimum royalty of $5,000 per year.

      The geology of the Viva Luz Mine is that of a zone system of hydrothermally altered rocks. The mine is located directly on a natural fault which acted as the natural plumbing system for hot, corrosive waters which eliminated a majority of impurities, producing the distinctive and unique white rock that is a pure, uniform, porous rock that has the trade name Klannerite(R). In the 1950s, the white sandy mineral was used as roofing granules because of its insulating capabilities.

ORE RESERVES

      The Viva Luz Mine is a cristobalite, quartz and Kaolinite deposit with proven and probable ore reserves. The deposit is classified into three different grades, K1, K2 and K3. Based on the independent ore reserve report of Rio Services, Inc., dated May, 1992, the highest grade of K1 has an estimated mineral deposit of approximately 262,000 short tons (i.e., 2,000 lbs) of proven reserves and 78,000 short tons of probable reserves, for a total of approximately 340,000 short tons of proven and probable reserves, and the two lower grades, K2 and K3, have a total estimated reserve of approximately 1,350,000 short tons of probable reserves.

      The term "ore reserve" for the above purposes means that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. "Proven reserves" means reserves for which (i) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and grade and/or quality are computed from the results of detailed sampling, and (ii) the sites for inspections, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of the reserves are well-established. "Probable Reserves" means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

      The mineral deposit outcrops at the surface and most of the overburden has been removed. Thirteen six-inch dry rotary holes were drilled to block out an ore reserve and verify the quality of the rock. Hole depths ranged from 100 to 240 feet, and samples were collected using an air cyclone and splitter, every five feet through the ore zone. Thirteen cross sections were constructed in AutoCad and used to calculate the above proven ore reserves. An estimated 82% of the mineral is recoverable in the mining and beneficiation process. The loss in the recovery process was taken into account in calculating the above ore reserve data.

KLANNERITE(R) DEVELOPMENTAL ACTIVITIES

      During the 1980s and early 1990s, the efforts of several industrial corporations to develop commercially viable uses for Klannerite(R) were not successful. No sales of Klannerite(R) have been made since 1995. In February 1997, the Company's former management announced its intention to write-off a portion of the approximate $4 million carrying value of the Viva Luz Mine lease, which consisted of the property's purchase price of approximately $3.9 million and pre-paid royalties. The announcement stated that management had anticipated that Klannerite(R) would have greater potential commercial applications as an industrial mineral filler in the paint-coatings and plastics compounding industries and as an energy saving coating, but that the Company had experienced disappointing results in its testing of those applications. The announcement further stated that the Company had limited financial resources to pursue the research and development of commercial applications of the mineral. Following the change in the members of the Board of Directors and appointment of current management of the Company in March 1997, the Company announced in April 1997 that the previously proposed write-off was premature and would not be implemented and that efforts would be made to identify viable commercial applications for the mineral.

         During 1997, several independent tests performed in accordance with American Society for Testing and Materials Standards ("ASTM") concluded that calcined Klannerite(R) serves as an excellent pozzolan, which is an additive for Portland cement. Pozzolans serve to improve the performance of concrete by eliminating undesirable alkali ractions with aggregate and decreasing permeability. Pozzolans may also lower the cost of the product and, because they partially substitute cement which releases great quantities of CO2 during manufacture, pozzolan use decreases global warming. For this environmental reason, the State of Pennsylvania mandates pozzolan use in all concrete road construction. The Company has concluded, based on various independent tests and a preliminary feasibility study, that Klannerite(R) has a commercially viable application as a white pozzolan in the cement industry and that additional research and development may result in the identification of other commercially viable applications.

      The Company believes that a market exists for a high performance pozzolan, especially in the southwest where aggregates are of poor quality, and for white cement applications everywhere.

      The Company plans to market the property in combination with the construction of a new pozzolan processing facility, which essentially will be a crushing, calcining and grinding operation. The Company estimates that the cost to construct a 50,000 ton/year facility will approximate $4 million and that an additional $1 million will be required to construct roads, extra silos, and office and covered raw storage for environmental purposes. Depending on the specifications, the FOB sales price of pozzolan will be $74 to $104/ton.

MARKETING

      Recently, the State of Arizona, Department of Transportation accepted Klannerite(R)as meeting within their specifications for a type 2 cement application, ASTM C 618 tested and passed. A market study shows that initial sales for this project should be 25,000 tons/year, and grow to 50,000 tons/year in 4 years.

COMPETITION

      The pozzolan market can be divided into three sectors based on price: a) low cost pozzolan, selling for about $35 per ton delivered, and dominated by fly ash and blast furnace slag; b) mid priced pozzolan, selling for about $80 per ton delivered, and dominated by calcined shales and tuffs; and c) high priced pozzolan, selling for about $160 per ton or more, delivered, and dominated by silica fume and calcined kaolin. The higher priced pozzolans have better performance characteristics. Klannerite will compete in the $80 per ton market.


                                   EMPLOYEES

      The following sets forth information regarding the persons employed and consultants retained by the Company in its Internet and Business Solutions Software Business and its Industrial Minerals Specialty Materials Business. None of the Company's employees are covered by collective bargaining agreement. At November 30, 1999, the Company had a total of 91 employees, of whom 74 were full-time employees.

      INTERNET AND BUSINESS SOLUTIONS SOFTWARE BUSINESS. At November 30, 1999, the Company had a total of 65 full-time employees in its Internet and business solutions software business, including 8 sales and marketing personnel, 25 software consultants representatives, 20 programmers and developers and 12 general, administrative and financial personnel. In addition, as of that date, the Company retained 17 part-time programmers/developers/consultants under contract.

      INDUSTRIAL MINERALS AND S PECIALTY MATERIALS BUSINESS. At November 30, 1999, the Company employed 10 full-time employees in its industrial minerals and specialty materials business, of whom one is employed in Coral Springs, Florida and 9 are employed at the Company's Malvern Surface Modification Facility. Activities at the Viva Luz Mine are conducted under contract with a third party.


         FACTORS AFFECTING FUTURE OPERATING RESULTS INVESTOR INTERESTS

      This Form 8-K contains forward-looking  statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and other similar expressions or variations of such words are intended to identify these forward-looking statements. Additionally, statements concerning future matters such as the development of new products, services, alliances, technologies and other statements regarding matters that are not historical fact are forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

      Factors that could cause or contribute to such differences include, but are not limited to: (i) the fact that the Company historically has incurred net losses, had a deficit in retained earnings of approximately $2.2 million and a working capital deficit of approximately $600,000 at September 30, 1999, and may not be able to operate profitably in the future; (ii) the Company's very limited history in the information technology, Internet-related and business solutions software business; (iii) the possible unavailability to the Company of adequate financial resources to fund its operations and planned growth; (iv) the highly competitive and speculative nature of the IT and Internet-related industry and the very rapidly changing technology in both computer hardware and software systems relating to that industry; (v) the fact that the ASP industry is in its infancy and no assurance can be given that the Company's ASP services will achieve market acceptance; (vi) the Company's dependence upon third party suppliers to provide key components for the Company's ASP services as well as its software vendor relationships which are non-exclusive and subject to termination; (vii) the security risks associated with the secure transmission of confidential information in the Company's ISP and ASP activities; (viii) the creditworthiness of the Company's clients; (ix) the Company's dependence upon key personnel and its ability to attract and retain key employees; (x) the risks associated with the Company's planned growth, both internal and through the acquisition of other companies, and the fact that the Company may not be able to effect acquisitions of other companies on favorable terms; (xi) the risks associated with the operations of the Company's industrial minerals and specialty materials business, including its dependence upon economic conditions in its customers' businesses, possible exposure resulting from the presence of free silica in certain products, the highly competitive nature of the industrial filler and specialty materials businesses, impact of government regulation, extraction and processing risks and the possible inadequacy of insurance, the commercial viability of Klannerite, and possible loss of the Company's major industrial filler customer; (xii) the fact that no assurance can be given as to whether or on what terms the Company will be able to sell its industrial minerals and specialty materials business; and (xiii) the risks associated with possible critical system failures that could result from Year 2000 compliance issues.

      Additional factors that could adversely affect the market for the Company's common stock include (i) the limited historical public market for the common stock; (ii) the regulatory burdens imposed upon trading in the Company's common stock currently as a result of its having a market price below $5.00 per share; (iii) the potential dilutive consequences of there being outstanding options, warrants and convertible securities entitling their holders to purchase approximately 980,000 shares of common stock at a price of less than $4.00 per share; and (iv) the Company's intention to not declare any dividends on its common stock in the foreseeable future.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CEREUS TECHNOLOGY PARTNERS, INC.
                                                     (Registrant)


Date: January 18, 2000                        By: /s/PAUL R. ARENA
                                                  ----------------
                                                  Paul R. Arena
                                                  Vice Chairman of the Board
                                                    and President